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                                                                       EXHIBIT 5


                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000




                                  July 12, 1999




Safety-Kleen Corp.
1301 Gervais Street
Suite 300
Columbia, SC 29201

                  Registration Statement on Form S-4

Ladies and Gentlemen:

                  In connection with the referenced Registration Statement on Form S-4 (the "Registration Statement") filed today by Safety-Kleen Corp. (the "Issuer"), a Delaware corporation, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of the securities being registered. The Registration Statement registers under the Act the issuance of the Issuer's 9 1/4% Exchange Senior Notes due 2009 (the "Exchange Notes"). The Exchange Notes are to be offered in exchange for the Issuer's outstanding 9 1/4% Senior Notes due 2009 (the "Initial Notes"). The Exchange Notes will be issued by the Issuer under the Indenture (the "Indenture"), dated as of May 17, 1999, between the Issuer and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used and not
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Safety-Kleen Corp.
July 12, 1999
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otherwise defined in this letter have the respective meanings given those terms in the Registration Statement.

                  In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  (i)   the Registration Statement (including its exhibits);

                  (ii) the Indenture included as Exhibit 4(b) to the Registration Statement;

                  (iii) the proposed form of the Exchange Notes included as
                        Exhibit A- 1 to the Indenture; and

                  (iv) the Registration Rights Agreement, dated as of May 17, 1999, among the Issuer, TD Securities (USA) Inc., NationsBanc Montgomery Securities LLC and Raymond James & Associates, Inc. (the "Registration Rights Agreement").

In addition, we have examined: (i) those corporate records of the Issuer as we have considered appropriate; and (ii) those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

                  In our examination of the documents and in rendering the opinions set forth below, we have assumed, without independent investigation,
(i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other
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Safety-Kleen Corp.
July 12, 1999
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documents, the authenticity of all the latter documents and the legal capacity of all individuals who have executed any of the documents which we examined,
(ii) that the Exchange Notes will be issued as described in the Registration Statement, (iii) that the Indenture was duly authorized, executed and delivered by the Trustee and is a valid and binding agreement of the Trustee, (iv) that the Registration Rights Agreement was duly authorized, executed and delivered by the Initial Purchasers and is a valid and binding agreement of the Initial Purchasers and (v) that the Exchange Notes will be in substantially the form attached to the Indenture and that any information omitted from them will be properly added. We have also relied upon certificates of public officials and officers of the Issuer.

                  Based on the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that, when the Exchange Notes are duly issued, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Notes will be legal, valid and binding obligations of the Issuer enforceable against it in accordance with their terms.

                  Our opinion is subject to the qualification that the enforceability of the Indenture and the Exchange Notes may be (i) subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  Our opinion is limited to matters of New York law and the Delaware General Corporation Law. Please be advised that no member of this firm is admitted
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July 12, 1999
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to practice in the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under them, which are currently in effect.

                  We hereby consent to the use of our name in the Registration Statement and in the prospectus contained in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.

                                Very truly yours,



                                /s/ Paul, Weiss, Rifkind, Wharton & Garrison
                                PAUL, WEISS, RIFKIND, WHARTON & GARRISON